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                                                                     EXHIBIT 4-c


                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Southwestern Bell Telephone Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the provisions of the Indenture and the terms of the Securities, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.


                      SOUTHWESTERN BELL TELEPHONE COMPANY

                 No. R-__                                 CUSIP _________

                         6-5/8% Notes due July 15, 2007


SOUTHWESTERN BELL TELEPHONE COMPANY, a Missouri corporation (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of $___________ on July 15, 2007, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof from July 11, 1997, or from the most recent date to which interest has been paid or duly provided for, payable semi-annually on January 15 and July 15 in each year, with the first interest payment commencing January 15, 1998, at the rate of 6-5/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on January 15



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and July 15, as the case may be, will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Global Security is registered at the close of business on January 1 and July 1 (whether or not a Legal Holiday), as the case may be, next preceding January 15 and July 15, as the case may be. Any such payments of interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder as of such January 1 and July 1, as the case may be, and may either be paid to the person in whose name this Global Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, all as more fully provided in said Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SECURITY SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                 This Global Security shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.





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                 IN WITNESS WHEREOF, Southwestern Bell Telephone Company has
caused this Instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

DATED:  July 11, 1997                    SOUTHWESTERN BELL TELEPHONE
                                         COMPANY




                                         By:
                                            ---------------------------------
                                            Robert M. Lynch
                                            Vice President and General Counsel-
                                            External Affairs



                                         By:
                                            ---------------------------------
                                            Roger W. Wohlert
                                            Treasurer



CERTIFICATE OF AUTHENTICATION
THIS GLOBAL SECURITY IS ONE OF THE SECURITIES
OF THE SERIES DESIGNATED HEREIN REFERRED
TO IN THE WITHIN-MENTIONED INDENTURE.


THE BANK OF NEW YORK
AS TRUSTEE



By:
   ----------------------
   Authorized Signature





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                           REVERSE OF GLOBAL SECURITY


                 This Global Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Securities") to be issued under and pursuant to an Indenture dated as of February 1, 1985, as supplemented by the First Supplemental Indenture dated as of June 1, 1991 (herein referred to together as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

                 The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Global Security is one of the series designated on the face hereof and such series is limited in aggregate principal amount to $250,000,000. References herein to "Securities" shall mean the Securities of said series.

                 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions permitting the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Security holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not a notation of such waiver is made upon this Global Security.





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                 No reference herein to the Indenture and no provision of this
Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Security at the times, place and rate, and in the coin or currency, herein prescribed. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                 The Securities are not redeemable prior to maturity.

                 Ownership of this Global Security shall be proved by the register for the Securities kept by the Registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name this Global Security is registered as the absolute owner thereof for all purposes.

                 No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Global Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Global Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Global Security.

                 All terms used in the Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS GLOBAL SECURITY.





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